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                                                                Exhibit a.I.(13)

                               ECLIPSE FUNDS INC.
                             ARTICLES SUPPLEMENTARY

         Eclipse Funds Inc., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940, as amended (hereinafter referred to as the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Under a power contained in Article V, Section 5.7 of the charter of the Corporation ("Charter"), and pursuant to Sections 2-105(a)(9) and 2-208 of the Maryland General Corporation Law (the "MGCL"), the Board of Directors of the Corporation ("Board"), by resolutions duly adopted at a meeting held on December 16, 2003, reclassified 333,000,000 authorized but unissued shares of Eclipse Tax-Managed Equity Fund No-Load Class Shares, par value $0.01 per share, 333,000,000 authorized but unissued shares of Eclipse Tax-Managed Equity Fund Service Class Shares, par value $0.01 per share, and 334,000,000 shares of Eclipse Tax-Managed Equity Fund L Class Shares, par value $0.01 per share, as shares of Common Stock of the Corporation (without further classification), par value $0.01 per share, each with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of shares of Common Stock of the Corporation, par value $0.01 per share, as set forth in
Article V of the Charter and in any other provisions of the Charter relating to Common Stock of the Corporation generally.

         SECOND: As of the filing of these Articles Supplementary, the Corporation shall have authority to issue 25,000,000,000 Shares of Common Stock, par value $0.01 per share, having an aggregate par value of $250,000,000. These Shares are classified as follows:

           NAME OF SERIES                         NAME OF CLASS   AUTHORIZED SHARES
           --------------                         -------------   -----------------
                                                                    (IN MILLIONS)
Eclipse Bond Fund                                   No-Load            500
Eclipse Bond Fund                                   Service            500
Eclipse International Broad Market Fund             No-Load            500
Eclipse International Broad Market Fund             Service            500
Eclipse Indexed Bond Fund                           No-Load            500
Eclipse Indexed Bond Fund                           Service            500
Eclipse Indexed Equity Fund                         No-Load            333
Eclipse Indexed Equity Fund                         Service            333
Eclipse Indexed Equity Fund                         L                  334
Eclipse International Equity Fund                   No-Load            500
Eclipse International Equity Fund                   Service            500
Eclipse Money Market Fund                           No-Load          4,000
Eclipse Money Market Fund                           Service          4,000

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
Money Market Fund                                   Sweep Shares     4,000
Eclipse Asset Manager Fund                          No-Load            333
Eclipse Asset Manager Fund                          Service            333
Eclipse Asset Manager Fund                          L                  334
Eclipse Short-Term Bond Fund                        No-Load            333
Eclipse Short-Term Bond Fund                        Service            333
Eclipse Short-Term Bond Fund                        L                  334
Eclipse Value Equity Fund                           No-Load            500
Eclipse Value Equity Fund                           Service            500
Eclipse Growth Equity Fund                          No-Load            500
Eclipse Growth Equity Fund                          Service            500
Eclipse Mid Cap Core Fund                           No-Load            500
Eclipse Mid Cap Core Fund                           Service            500
Common Stock (without further classification)                        3,000

         THIRD: The Eclipse Tax-Managed Equity Fund, No-Load Class Shares, Eclipse Tax-Managed Equity Fund, Service Class Shares, and Eclipse Tax-Managed Equity Fund, L Class Shares, have been reclassified by the Board under the authority granted to it in the Charter.

         FOURTH: These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

         FIFTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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         IN WITNESS WHEREOF, the Corporation has caused these Articles
Supplementary to be executed under seal in its name and on its behalf by its President and attested to by its Secretary on December 22, 2003.

ATTEST:                                     ECLIPSE FUNDS INC.

/s/ Michael Hession                        By: /s/ Stephen C. Roussin
----------------------------                   ---------------------------
Michael Hession                                  Stephen C. Roussin
Assistant Secretary                              President

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